Exhibit 3.111

CERTIFICATE OF FORMATION
OF
PM ACQUISITION, LLC

TO THE SECRETARY OF STATE
OF THE STATE OF DELAWARE:

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”) hereby certifies that:

ARTICLE I

NAME

The name of the limited liability company is PM Acquisition, LLC (the “Company”).

ARTICLE II

INITIAL REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is 2711 Centerville Road, Suite 400, Wilmington, Delaware, and the name of the registered agent of the limited liability company in the State of Delaware at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned authorized agent of the Company has executed this Certificate of Formation as of the 5th day of March, 2009.

By:	/s/ Christopher I. Humber
Name:	Christopher I. Humber
Title:	Authorized Person

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF FORMATION
OF
PM ACQUISITION, LLC

PM Acquisition, LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act, as amended (the “Act”), does hereby certify:

FIRST:  The name of the Company is PM Acquisition, LLC (the “Company”).

SECOND:  The date on which the Certificate of Formation of the Company was originally filed with the Secretary of State of the State of Delaware is March 5, 2009.

THIRD:  Pursuant to provisions of Section 18-202 of the Act, Article I of the Certificate of Formation of the Company is hereby amended and restated to read in its entirety as follows:

“The name of the limited liability company is EMS Offshore Medical Services, LLC.”

IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed this 17th day of April, 2009 by the undersigned who affirms that the statements made herein are true and correct.

By:	/s/ Christopher I. Humber
Name:	Christopher I. Humber
Title:	Authorized Person